EXHIBIT 10(b)

                               WRITTEN CONSENT OF

                           PRICEWATERHOUSECOOPERS LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 12 to the registration statement on Form N-4 ("Registration Statement") of our reports each dated March 14, 2001 and our report dated February 15, 2001, relating to the financial statements of PHL Variable Accumulation Account and PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
March 29, 2001